Prosperity Bancshares, Inc.® Reports Strong 2011 Earnings

- 4Q 2011 Earnings Per Share of $0.77 (diluted)

- Non-Performing Assets Declined to 0.14% of 4Q Average Earning Assets

- 2011 Full Year Net Income Increased 11.0% from 2010

- Deposits Increased $605.1 million or 8.1%

- Loans Increased $280.9 million or 8.1%

HOUSTON, Jan. 20, 2012 /PRNewswire/ -- Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank®, reported net income for the quarter ended December 31, 2011 of $36.406 million or $0.77 per diluted common share, an increase in net income of $3.608 million or 11.0%, compared with $32.798 million or $0.70 per diluted common share for the same period in 2010. Prosperity also reported net income for the year ended December 31, 2011 of $141.749 million or $3.01 per diluted common share, up 11.0% from 2010 net income of $127.708 million and up 10.3% from 2010 diluted earnings per common share of $2.73.

"We are proud of our performance in 2011. We finished the year with record net income of $141.749 million, an 11.0% increase over 2010. For the full year, our loans increased 8.1% or $280.883 million while our deposits also increased 8.1% or $605.334 million," said David Zalman, Prosperity's Chairman and Chief Executive Officer. "Our entire team is honored to have been recognized by Forbes as the 'Best Bank in America' in their 2012 rankings. This recognition is the result of all of our associates hard work and dedication and reflects our industry leading asset quality, our strong earnings, and our continued focus on building shareholder value," concluded Zalman.

Prosperity's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended December 31, 2011

For the three months ended December 31, 2011, net income was $36.406 million compared with $32.798 million for the same period in 2010. Net income per diluted common share was $0.77 for the three months ended December 31, 2011 compared with $0.70 for the same period in 2010. Returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2011 were 1.50%, 9.35% and 23.86%, respectively. Prosperity's efficiency ratio (excluding net gains and losses on the sale of assets) was 40.77% for the three months ended December 31, 2011.

Net interest income before provision for credit losses for the quarter ended December 31, 2011 increased 0.7% to $80.087 million compared with $79.509 million during the same period in 2010 and decreased 3.0% or $2.451 million compared with $82.538 million during the three months ended September 30, 2011. The net interest margin on a tax equivalent basis decreased to 3.82% for the three months ended December 31, 2011 compared with 3.99% for the same period in 2010 and decreased 20 basis points from 4.02% for the three months ended September 30, 2011. The 20 basis point linked quarter decrease was impacted by increased amortization expense from the securities portfolio. Amortization expense for the three months ended December 31, 2011 increased $2.086 million on a linked quarter basis to $9.670 million. At December 31, 2011, the Company had $68.194 million in premium remaining on its securities portfolio.

Non-interest income increased $160 thousand or 1.2% to $14.065 million for the three months ended December 31, 2011 compared with $13.905 million for the same period in 2010. The increase was mainly attributable to an increase in debit card and ATM card income, partially offset by a decrease NSF fees.

Non-interest expense decreased $2.842 million or 6.9% to $38.385 million for the three months ended December 31, 2011 compared with $41.227 million during the same period in 2010. The decrease was mainly attributable to a decrease in ORE expenses and reduced FDIC assessments.

Loans at December 31, 2011 were $3.766 billion, an increase of $280.883 million or 8.1%, compared with $3.485 billion at December 31, 2010. Loans increased 0.8% (3.0% annualized) or $28.276 million on a linked quarter basis compared with loans of $3.737 billion at September 30, 2011.

Deposits at December 31, 2011 were $8.060 billion, an increase of $605.334 million or 8.1% compared with $7.455 billion at December 31, 2010. Linked quarter deposits increased $261.515 million or 3.4% (13.4% annualized) from $7.799 billion at September 30, 2011.

Average loans increased 9.6% or $328.225 million to $3.750 billion for the quarter ended December 31, 2011 compared with $3.422 billion for the same period of 2010. Linked quarter average loans increased 1.5% or $55.884 million from $3.694 billion at September 30, 2011. Average deposits increased 6.0% to $7.899 billion for the quarter ended December 31, 2011 compared with $7.453 billion for the same period of 2010. Linked quarter average deposits increased 3.2% or $246.534 million from $7.653 billion at September 30, 2011.

At December 31, 2011, construction loans totaled $482.140 million, consisting of approximately $136 million of single family residential construction loans; $43 million of land development loans; $61 million of raw land loans; $87 million of residential lot loans; $50 million of commercial lot loans; and $105 million of commercial construction and other construction loans. This is a decrease of $8.053 million from construction loans at September 30, 2011.

At December 31, 2011, Prosperity had $9.823 billion in total assets, $3.766 billion in loans and $8.060 billion in deposits. Assets, loans and deposits at December 31, 2011 increased by 3.7%, 8.1% and 8.1%, respectively, compared with their level at December 31, 2010.

Asset Quality

Non-performing assets totaled $12.052 million or 0.14% of quarterly average earning assets at December 31, 2011 compared with $15.842 million or 0.20% of quarterly average earning assets at December 31, 2010 and $13.363 million or 0.16% of quarterly average earnings assets at September 30, 2011. The allowance for credit losses was 1.37% of total loans at December 31, 2011, 1.40% at September 30, 2011 and 1.48% of total loans at December 31, 2010.

The provision for credit losses was $1.150 million for the three months ended December 31, 2011 and $2.900 million for the three months ended December 31, 2010. Net charge offs were $2.069 million for the three months ended December 31, 2011 and $2.670 million for the three months ended December 31, 2010.

Non-performing assets (In thousands)	Dec 31, 2011		Sept 30, 2011		Dec 31, 2010
	Amount	#	Amount	#	Amount	#
	(Unaudited)		(Unaudited)		(Unaudited)
Commercial	$ 767	17	$ 1,440	17	$ 1,317	17
Construction	4,649	28	5,042	30	8,469	46
1-4 family (including home equity)	3,689	38	3,894	38	3,933	38
Commercial real estate (including multi-family)	2,877	9	2,885	11	2,022	6
Agriculture	49	3	51	3	11	1
Consumer	21	4	51	4	90	13
Total	$ 12,052	99	$ 13,363	103	$ 15,842	121

Net Charge-offs (In thousands)	Three Months Ended Dec 31, 2011	Three Months Ended Sept 30, 2011	Three Months Ended Dec 31, 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial	$ 676	$ 7	$ 855
Construction	153	(197)	1,014
1-4 family (including home equity)	843	134	314
Commercial real estate (including multi-family)	218	271	285
Agriculture	--	--	--
Consumer	179	153	202
Total	$ 2,069	$ 368	$ 2,670

The provision for credit losses was $5.200 million for the twelve months ended December 31, 2011; a decrease of $8.385 million compared with $13.585 million for the twelve months ended December 31, 2010. Net charge offs were $5.190 million for the twelve months ended December 31, 2011 and $13.864 million for the twelve months ended December 31, 2010.

Results of operations for the twelve months ended December 31, 2011

For the twelve months ended December 31, 2011, net income was $141.749 million compared with $127.708 million for the same period in 2010. Net income per diluted common share was $3.01 for the twelve months ended December 31, 2011 compared with $2.73 for the same period in 2010.

Returns on average assets, average common equity and average tangible common equity for the twelve months ended December 31, 2011 were 1.47%, 9.36% and 25.11%, respectively. Prosperity's efficiency ratio (excluding net gains and losses on the sale of assets) was 42.76% for the twelve months ended December 31, 2011.

Net interest income before provision for credit losses for the twelve months ended December 31, 2011 increased $8.520 million or 2.7%, to $326.668 million compared with $318.148 million during the same period in 2010. The net interest margin on a tax equivalent basis decreased to 3.98% for the twelve months ended December 31, 2011 compared with 4.04% for the same period in 2010.

Non-interest income increased $2.210 million or 4.1% to $56.043 million for the twelve months ended December 31, 2011 compared with $53.833 million for the same period in 2010. The increase was mainly attributable to an increase in debit card and ATM card income and a decrease in loss on sale of ORE, partially offset by a decrease NSF fees.

Non-interest expense decreased $2.849 million or 1.7% to $163.745 million for the twelve months ended December 31, 2011 compared with $166.594 million for the same period in 2010. The decrease was due primarily to decreases in FDIC assessments, CDI amortization, ORE expenses and other non-interest expenses partially offset by an increase in salaries and benefits expense.

Conference Call

Prosperity's management team will host a conference call on Friday, January 20, 2012 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss Prosperity's fourth quarter and full year 2011 earnings. Individuals and investment professionals may participate in the call by dialing 800-862-9098, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity's website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity's Investor Relations page by clicking on the "4th Quarter Results and Webcast" link.

Prosperity Transfers Listing to NYSE Under Symbol "PB"

Prosperity transferred the listing of its common stock from the NASDAQ Global Select Market to the New York Stock Exchange (NYSE). The Company began trading, under the new ticker symbol "PB" on the NYSE on December 28, 2011.

Acquisition of The Bank Arlington

On January 19, 2012, Prosperity announced the signing of a definitive agreement to acquire The Bank Arlington. The Bank Arlington operates one (1) banking office in Arlington, Texas, in the Dallas/Fort Worth CMSA. As of December 31, 2011, The Bank Arlington reported total assets of $37.3 million, total loans of $21.3 million and total deposits of $32.8 million.

Under the terms of the definitive agreement, Prosperity will issue up to 138,600 shares of Prosperity common stock for all outstanding shares of The Bank Arlington capital stock, subject to certain conditions and potential adjustments.

Acquisition of East Texas Financial Services, Inc.

On December 9, 2011, Prosperity announced the signing of a definitive agreement to acquire East Texas Financial Services, Inc. (OTC BB: FFBT) and its wholly-owned subsidiary, First Federal Bank Texas ("Firstbank").

East Texas Financial Services operates four (4) banking offices in the Tyler MSA, including three (3) locations in Tyler, Texas and one (1) location in Gilmer, Texas. As of December 31, 2011, First Federal Bank reported total assets of $199.0 million, total loans of $163.1 million and total deposits of $126.7 million.

Under the terms of the definitive agreement, Prosperity will issue up to 531,000 shares of Prosperity common stock for all outstanding shares of East Texas Financial Services capital stock, subject to certain conditions and potential adjustments.

Acquisition of Texas Bankers, Inc.

On January 1, 2012, Prosperity completed the previously announced acquisition of Texas Bankers, Inc. and its wholly-owned subsidiary, Bank of Texas, Austin, Texas. The transaction continues Prosperity's strategic growth and expansion of the franchise in Central Texas.

The three (3) Bank of Texas banking offices in the Austin, Texas CMSA consist of a location in Rollingwood, which upon operational integration will be consolidated with Prosperity's Westlake location and remain in Bank of Texas' Rollingwood banking office; one banking center in downtown Austin, which upon operational integration will be consolidated into Prosperity's downtown Austin location; and another banking center in Thorndale. Prosperity now operates thirty-four (34) banking centers in the Central Texas area including Austin and San Antonio.

Texas Bankers, Inc. reported total assets of $77.0 million, total loans of $27.6 million and total deposits of $70.4 million on December 31, 2011.

Under the terms of the agreement, Prosperity issued 314,953 shares of Prosperity common stock for all outstanding shares of Texas Bankers capital stock which resulted in a premium of $5.2 million.

Prosperity Bancshares, Inc.®

Prosperity Bancshares Inc.®, recently named "America's Best Bank" by Forbes is a $9.8 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred seventy five (175) full service banking locations; fifty-nine (59) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-one (31) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-four (34) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Dallas/Fort Worth Area -	Mount Vernon	Cleveland

Bryan

Bryan-East

Bryan-North

Caldwell

College Station

Greens Prairie

Madisonville

Navasota

Rock Prairie

Wellborn Road

Central Texas Area -

Austin -

183

Allandale

Cedar Park

Congress

Lakeway

Liberty Hill

Northland

Oak Hill

Parmer Lane

Research Blvd

Westlake

Other Central Texas

Locations -

Bastrop

Cuero

Dime Box

Dripping Springs

Elgin

Flatonia

Georgetown

Gonzales

Hallettsville

Kingsland

La Grange

Lexington

New Braunfels

Pleasanton

Round Rock

San Antonio

Schulenburg

Seguin

Smithville

Thorndale

Weimar

Yoakum

Yorktown

Dallas -

Abrams Centre

Balch Springs

Camp Wisdom

Cedar Hill

Central Expressway

East Renner

Frisco

Frisco-West

Independence

Kiest

McKinney

McKinney-Stonebridge

Midway

Preston Forest

Preston Road

Red Oak

Sachse

The Colony

Turtle Creek

Westmoreland

Fort Worth -

Haltom City

Keller

Roanoke

Stockyards

Other Dallas/Fort Worth

Locations -

Azle

Ennis

Gainesville

Mesquite

Muenster

Sanger

Waxahachie

East Texas Area -

Athens

Athens-South

Blooming Grove

Canton

Carthage

Corsicana

Crockett

Eustace

Grapeland

Gun Barrel City

Jacksonville

Kerens

Longview

Palestine

Rusk

Seven Points

Teague

Tyler

Tyler-University

Winnsboro

Houston Area -

Houston -

Aldine

Allen Parkway

Bellaire

Beltway

Clear Lake

Copperfield

Cypress

Downtown

Eastex

Fairfield

First Colony

Gessner

Gladebrook

Harrisburg

Heights

Highway 6 West

Hillcroft

Little York

Medical Center

Memorial Drive

Northside

Pasadena

Pecan Grove

Piney Point

River Oaks

Royal Oaks

Sugar Land

SW Medical Center

Tanglewood

Uptown

Waugh Drive

West University

Woodcreek

Other Houston Area

Locations -

Angleton

Bay City

Beaumont

Cinco Ranch

East Bernard

El Campo

Dayton

Galveston

Groves

Hempstead

Hitchcock

Katy

Liberty

Magnolia

Mont Belvieu

Nederland

Needville

Shadow Creek

Sweeny

Tomball

Waller

West Columbia

Wharton

Winnie

Wirt

South Texas Area -

Corpus Christi -

Airline

Carmel

Northwest

Saratoga

Water Street

Other South Texas

Locations -

Alice

Aransas Pass

Beeville

Edna

Goliad

Kingsville

Mathis

Padre Island

Palacios

Port Lavaca

Portland

Rockport

Sinton

Victoria

Victoria-North

In connection with the proposed merger of East Texas Financial Services, Inc. into Prosperity, Prosperity has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity's common stock to be issued to the stockholders of East Texas Financial Services. The registration statement includes a proxy statement/prospectus which will be sent to the stockholders of East Texas Financial Services seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, EAST TEXAS FINANCIAL SERVICES AND THE PROPOSED TRANSACTION.

In connection with the proposed merger of The Bank Arlington into Prosperity Bank, Prosperity will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity's common stock to be issued to the shareholders The Bank Arlington. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of The Bank Arlington seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, THE BANK ARLINGTON AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity's telephone number is (281) 269-7199.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity's management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity's control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity's securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with "small-cap" companies. These and various other factors are discussed in Prosperity's Annual Report on Form 10-K for the year ended December 31, 2010 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares'® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars and share amounts in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Selected Earnings and Per	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Share Data

Total interest income	$ 89,658	$ 92,436	$ 371,908	$ 384,537
Total interest expense	9,571	12,927	45,240	66,389
Net interest income	80,087	79,509	326,668	318,148
Provision for credit losses	1,150	2,900	5,200	13,585
Net interest income after
provision for credit losses	78,937	76,609	321,468	304,563

Total non-interest income	14,065	13,905	56,043	53,833
Total non-interest expense	38,385	41,227	163,745	166,594
Net income before taxes	54,617	49,287	213,766	191,802
Federal income taxes	18,211	16,489	72,017	64,094

Net income	$ 36,406	$ 32,798	$ 141,749	$ 127,708

Basic earnings per share	$0.78	$0.70	$3.03	$2.74

Diluted earnings per share	$0.77	$0.70	$3.01	$2.73

Period end shares outstanding	46,910	46,684	46,910	46,684
Weighted average shares
outstanding (basic)	46,893	46,671	46,846	46,621
Weighted average shares
outstanding (diluted)	47,028	46,818	47,017	46,832

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 3,749,923	$ 3,421,698	$ 3,648,701	$ 3,394,502
Investment securities	4,596,017	4,542,433	4,625,833	4,508,918
Federal funds sold and
other earning assets	62,035	14,305	26,879	48,944
Total earning assets	8,407,975	7,978,436	8,301,413	7,952,364
Allowance for credit losses	(51,713)	(51,551)	(51,871)	(52,151)
Cash and due from banks	136,856	133,620	131,374	130,554
Goodwill	924,537	923,687	924,506	907,548
Core Deposit Intangibles (CDI)	21,890	29,822	24,767	32,532
Other real estate	9,803	13,121	10,220	14,490
Fixed assets, net	160,261	160,177	159,983	158,667
Other assets	119,870	133,839	128,492	134,376
Total assets	$ 9,729,479	$ 9,321,151	$ 9,628,884	$ 9,278,380

Non-interest bearing deposits	$ 1,924,037	$ 1,661,448	$ 1,800,102	$ 1,567,676
Interest bearing deposits	5,975,081	5,791,726	5,951,094	5,965,063
Total deposits	7,899,118	7,453,174	7,751,196	7,532,739
Securities sold under
repurchase agreements	60,999	77,759	68,049	81,623
Federal funds purchased and
other borrowings	66,834	198,677	152,716	109,260
Junior subordinated
debentures	85,055	92,265	86,557	92,265
Other liabilities	60,628	54,429	56,617	56,334
Shareholders' equity(A)	1,556,845	1,444,847	1,513,749	1,406,159
Total liabilities and equity	$ 9,729,479	$ 9,321,151	$ 9,628,884	$ 9,278,380

(A)  Includes $14,515 and $17,516, in after-tax unrealized gains on available for sale securities for the three month periods ending December 31, 2011 and December 31, 2010, respectively,  and $14,680 and $17,693 for the twelve month periods ending December 31, 2011 and December 31, 2010, respectively.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 53,899	$ 52,722	$ 214,273	$ 209,711
Interest on securities	35,719	39,708	157,580	174,707
Interest on federal funds sold and
other earning assets	40	6	55	119
Total interest income	89,658	92,436	371,908	384,537
Interest expense - deposits	8,682	11,749	40,975	61,509
Interest expense - debentures	632	803	2,984	3,250
Interest expense - other	257	375	1,281	1,630
Total interest expense	9,571	12,927	45,240	66,389
Net interest income(B)	80,087	79,509	326,668	318,148
Provision for credit losses	1,150	2,900	5,200	13,585
Net interest income after
provision for credit losses	78,937	76,609	321,468	304,563
Non-sufficient funds (NSF) fees	5,860	6,905	24,442	27,580
Debit card and ATM card income	4,189	3,261	15,391	12,582
Service charges on deposit accounts	2,515	2,614	9,981	10,088
Net gain on sale of assets	--	2	377	402
Net (loss) gain on sale of ORE	(473)	(915)	(904)	(4,262)
Net loss on sale of securities	--	--	(581)	--
Other non-interest income	1,974	2,038	7,337	7,443
Total non-interest income	14,065	13,905	56,043	53,833

Salaries and benefits(C)	21,258	21,421	92,057	86,980
CDI amortization	1,879	2,172	7,780	9,016
Net occupancy and equipment	3,655	3,975	14,634	15,153
Depreciation	2,051	1,999	8,150	8,313
Data processing
and software amortization	1,417	1,515	6,823	6,222
Regulatory assessments and FDIC insurance	1,518	2,812	8,901	11,039
ORE Expense	680	1,013	1,501	3,483
Other non-interest expense	5,927	6,320	23,899	26,388
Total non-interest expense	38,385	41,227	163,745	166,594
Net income before taxes	54,617	49,287	213,766	191,802
Federal income taxes	18,211	16,489	72,017	64,094
Net income available
to common shareholders	$ 36,406	$ 32,798	$ 141,749	$ 127,708

(B) Net interest income on a tax equivalent basis would be $80,937 and $80,238 for the three months ended December 31, 2011 and December 31, 2010, respectively, and $330,282 and $321,049 for the twelve months ended December 31, 2011 and December 31, 2010, respectively.

(C) Salaries and benefits includes equity compensation expenses of $972 and $825 for the three months ended December 31, 2011 and December 31, 2010, respectively, and $3,576 and $3,037 for the twelve months ended December 31, 2011 and December 31, 2010, respectively.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars and share amounts in thousands, except per share data)
	As of and for the		As of and for the
	Three Months Ended		Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Common Share and	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other Data
Employees - FTE	1,664	1,708	1,664	1,708

Book value per share	$ 33.41	$ 31.11	$ 33.41	$ 31.11
Tangible book value per share	$ 13.25	$ 10.70	$ 13.25	$ 10.70

Period end shares outstanding	46,910	46,684	46,910	46,684
Weighted average shares
outstanding (basic)	46,893	46,671	46,846	46,621
Weighted average shares
outstanding (diluted)	47,028	46,818	47,017	46,832

Non-accrual loans	$ 3,578	$ 4,439	$ 3,578	$ 4,439
Accruing loans 90 or more
days past due	--	189	--	189
Restructured loans	--	--	--	--
Total non-performing loans	3,578	4,628	3,578	4,628
Repossessed assets	146	161	146	161
Other real estate	8,328	11,053	8,328	11,053
Total non-performing assets	$ 12,052	$ 15,842	$ 12,052	$ 15,842

Allowance for credit losses at
end of period	$ 51,594	$ 51,584	$ 51,594	$ 51,584

Net charge-offs	$ 2,069	$ 2,670	$ 5,190	$ 13,864

Basic earnings per share	$ 0.78	$ 0.70	$ 3.03	$ 2.74

Diluted earnings per share	$ 0.77	$ 0.70	$ 3.01	$ 2.73

Prosperity Bancshares, Inc.® Financial Highlights
	Three Months Ended		Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average
assets (annualized)	1.50%	1.41%	1.47%	1.38%
Return on average common
equity (annualized)	9.35%	9.08%	9.36%	9.08%
Return on average tangible
common equity (annualized)	23.86%	26.70%	25.11%	27.40%
Net interest margin(D)
(tax equivalent) (annualized)	3.82%	3.99%	3.98%	4.04%

Efficiency ratio(E)	40.77%	44.13%	42.76%	44.83%

Asset Quality Ratios

Non-performing assets to
average earning assets	0.14%	0.20%	0.15%	0.20%
Non-performing assets to loans
and other real estate	0.32%	0.45%	0.32%	0.45%
Net charge-offs
to average loans	0.06%	0.08%	0.14%	0.41%
Allowance for credit losses to
total loans	1.37%	1.48%	1.37%	1.48%

Common Stock Market Price

High	$41.74	$39.96	$46.87	$43.66

Low	$31.31	$30.37	$30.91	$28.27

Period end market price	$40.35	$39.28	$40.35	$39.28

(D) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(E) Prosperity's efficiency ratio is calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of assets and securities).  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Dec 31, 2011		Sept 30, 2011		June 30, 2011		Mar 31, 2011
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$ 439,854	11.7%	$ 451,541	12.1%	$ 455,791	12.4%	$ 460,066	12.9%
Construction	482,140	12.8%	490,193	13.1%	483,581	13.2%	494,159	13.8%
1-4 family residential	1,007,266	26.8%	981,388	26.3%	941,250	25.7%	882,807	24.7%
Home equity	146,999	3.8%	139,553	3.7%	131,213	3.6%	123,696	3.4%
Commercial real estate	1,441,226	38.3%	1,426,704	38.2%	1,411,501	38.5%	1,385,031	38.8%
Agriculture	170,234	4.5%	168,011	4.5%	160,780	4.4%	144,535	4.1%
Consumer	78,187	2.1%	80,240	2.1%	81,132	2.2%	82,626	2.3%
Total Loans	$ 3,765,906		$3,737,630		$3,665,248		$3,572,920

Deposit Types

Non-interest bearing DDA	$ 1,972,226	24.5%	$1,861,907	23.9%	$1,788,756	23.3%	$1,730,427	22.2%
Interest bearing DDA	1,532,701	19.0%	1,332,914	17.1%	1,358,649	17.7%	1,432,766	18.3%
Money Market	2,042,243	25.3%	1,995,248	25.6%	1,878,679	24.5%	2,014,674	25.8%
Savings	514,780	6.4%	498,451	6.4%	471,082	6.1%	454,649	5.8%
Time < $100	968,806	12.0%	1,005,672	12.9%	1,037,492	13.6%	1,072,343	13.7%
Time > $100	1,029,498	12.8%	1,104,547	14.1%	1,133,034	14.8%	1,111,525	14.2%
Total Deposits	$ 8,060,254		$7,798,739		$7,667,692		$7,816,384

Loan to Deposit Ratio	46.7%		47.9%		47.8%		45.7%

Construction Loans

Single family residential construction	$ 136,030	28.2%	$ 126,926	25.9%	$ 124,995	25.8%	$ 112,175	22.7%
Land development	43,084	8.9%	44,400	9.1%	46,405	9.6%	50,600	10.2%
Raw land	61,177	12.7%	64,178	13.1%	69,769	14.4%	70,074	14.2%
Residential lots	86,848	18.0%	88,600	18.1%	86,515	17.9%	86,359	17.5%
Commercial lots	49,645	10.3%	54,016	11.0%	54,419	11.3%	50,543	10.2%
Commercial Construction and other	105,356	21.9%	112,073	22.8%	101,478	21.0%	124,408	25.2%
Total Construction Loans	$ 482,140		$ 490,193		$ 483,581		$ 494,159

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 3,765,906	$ 3,737,630	$ 3,665,248	$ 3,572,920	$ 3,485,023
Investment securities(F)	4,658,936	4,430,530	4,641,664	4,798,642	4,617,116
Federal funds sold	642	294	350	517	393
Allowance for credit losses	(51,594)	(52,513)	(51,932)	(51,760)	(51,584)
Cash and due from banks	212,800	211,261	145,910	145,521	158,975
Goodwill	924,537	924,537	924,537	924,537	924,258
Core deposit intangibles	20,996	22,874	24,799	26,742	28,776
Other real estate	8,328	8,216	8,841	10,465	11,053
Fixed assets, net	159,656	160,099	160,119	159,050	159,053
Other assets	122,464	124,159	137,611	136,313	143,509
Total assets	$ 9,822,671	$ 9,567,087	$ 9,657,147	$ 9,722,947	$ 9,476,572

Demand deposits	$ 1,972,226	$ 1,861,907	$ 1,788,756	$ 1,730,427	$ 1,673,190
Interest bearing deposits	6,088,028	5,936,832	5,878,936	6,085,957	5,781,730
Total deposits	8,060,254	7,798,739	7,667,692	7,816,384	7,454,920
Securities sold under
repurchase agreements	54,883	66,166	91,288	51,847	60,659
Federal funds purchased and
other borrowings	12,790	13,583	248,839	228,092	374,433
Junior subordinated debentures	85,055	85,055	85,055	85,055	92,265
Other liabilities	42,424	62,205	52,625	61,071	41,956
Total liabilities	8,255,406	8,025,748	8,145,499	8,242,449	8,024,233
Shareholders' equity(G)	1,567,265	1,541,339	1,511,648	1,480,498	1,452,339
Total liabilities and equity	$ 9,822,671	$ 9,567,087	$ 9,657,147	$ 9,722,947	$ 9,476,572

(F) Includes $20,726, $24,278, $23,647, $21,088 and $22,007 in unrealized gains on available for sale securities for the quarterly periods ending  December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010,  respectively.

(G) Includes $13,472, $15,781, $15,371, $13,707 and $14,304 in after-tax unrealized gains on available for sale securities for the quarterly periods ending December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Three Months Ended
	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 53,899	$ 54,471	$ 53,703	$ 52,200	$ 52,722
Interest on securities	35,719	38,714	41,943	41,204	39,708
Interest on federal funds
sold and other earning assets	40	4	6	5	6
Total interest income	89,658	93,189	95,652	93,409	92,436
Interest expense- deposits	8,682	9,717	11,064	11,512	11,749
Interest expense- debentures	632	607	598	1,147	803
Interest expense- other	257	327	360	337	375
Total interest expense	9,571	10,651	12,022	12,996	12,927
Net interest income	80,087	82,538	83,630	80,413	79,509
Provision for credit losses	1,150	950	1,400	1,700	2,900
Net interest income after
provision for credit losses	78,937	81,588	82,230	78,713	76,609
Non-sufficient funds (NSF) fees	5,860	6,249	6,226	6,107	6,905
Debit card and ATM card income	4,189	3,941	3,809	3,452	3,261
Service charges on
deposits accounts	2,515	2,472	2,511	2,483	2,614
Net gain on sale of assets	--	17	195	165	2
Net loss on sale of ORE	(473)	95	(366)	(160)	(915)
Net loss on the sale of securities	--	--	(581)	--	--
Other non-interest income	1,974	1,807	1,736	1,820	2,038
Total non-interest income	14,065	14,581	13,530	13,867	13,905
Salaries and benefits	21,258	23,601	23,994	23,204	21,421
CDI amortization	1,879	1,924	1,943	2,034	2,172
Net occupancy and equipment	3,655	3,784	3,547	3,648	3,975
Depreciation	2,051	2,041	2,037	2,021	1,999
Data processing
and software amortization	1,417	1,954	1,780	1,672	1,515
Regulatory assessments and FDIC insurance	1,518	1,488	2,894	3,001	2,812
ORE expense	680	235	294	292	1,013
Other non-interest expense	5,927	6,124	6,025	5,823	6,320
Total non-interest expense	38,385	41,151	42,514	41,695	41,227
Net income before taxes	54,617	55,018	53,246	50,885	49,287
Federal income taxes	18,211	18,645	18,154	17,007	16,489
Net income available
to common shareholders	$ 36,406	$ 36,373	$ 35,092	$ 33,878	$ 32,798

Prosperity Bancshares, Inc.® Financial Highlights
	Three Months Ended
	Dec 31, 2011	Sept. 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010
Comparative Quarterly	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Asset Quality, Performance
& Capital Ratios

Return on average
assets (annualized)	1.50%	1.52%	1.45%	1.42%	1.41%
Return on average common
equity (annualized)	9.35%	9.51%	9.36%	9.22%	9.08%
Return on average tangible
equity (annualized)	23.86%	25.03%	25.56%	26.22%	26.70%
Net interest margin
(tax equivalent) (annualized)	3.82%	4.02%	4.06%	4.02%	3.99%

Employees – FTE	1,664	1,678	1,675	1,672	1,708

Efficiency ratio	40.77%	42.38%	43.58%	44.30%	44.13%
Non-performing assets to
average earning assets	0.14%	0.16%	0.15%	0.16%	0.20%
Non-performing assets to loans
and other real estate	0.32%	0.36%	0.35%	0.36%	0.45%
Net charge-offs to
average loans	0.06%	0.01%	0.03%	0.04%	0.08%
Allowance for credit losses to
total loans	1.37%	1.40%	1.42%	1.45%	1.48%

Book value per share	$33.41	$32.87	$32.24	$31.65	$31.11

Tangible book value per share	$13.25	$12.67	$11.99	$11.31	$10.70

Tier 1 risk-based capital	15.90%	15.47%	14.72%	14.00%	13.64%

Total risk-based capital	17.09%	16.69%	15.93%	15.21%	14.87%

Tier 1 leverage capital	7.89%	7.70%	7.24%	6.97%	6.87%

Tangible equity to tangible assets	7.00%	6.89%	6.46%	6.03%	5.86%

Equity to assets	15.96%	16.11%	15.65%	15.23%	15.33%

Prosperity Bancshares, Inc.® Supplemental Financial Data (Unaudited) (Dollars in thousands)
	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 3,749,923	$ 53,899	5.70%	$ 3,421,698	$ 52,722	6.11%
Investment securities	4,596,017	35,719	3.11%	4,542,433	39,708	3.50%
Federal funds sold and other
earning assets	62,035	40	0.26%	14,305	6	0.17%
Total interest earning assets	8,407,975	$ 89,658	4.23%	7,978,436	$ 92,436	4.60%
Allowance for credit losses	(51,713)			(51,551)
Non-interest earning assets	1,373,217			1,394,266
Total assets	$ 9,729,479			$ 9,321,151

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,363,900	$ 1,450	0.42%	$ 1,291,312	$ 1,772	0.54%
Savings and money market deposits	2,553,227	2,450	0.38%	2,229,295	3,189	0.57%
Certificates and other time deposits	2,057,954	4,782	0.92%	2,271,119	6,788	1.19%
Securities sold under repurchase agreements	60,999	63	0.41%	77,759	110	0.56%
Federal funds purchased and other borrowings	66,834	194	1.15%	198,677	265	0.53%
Junior subordinated debentures	85,055	632	2.95%	92,265	803	3.45%
Total interest bearing liabilities	$ 6,187,969	$ 9,571	0.61%(H)	$ 6,160,427	$ 12,927	0.83%(H)
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$ 1,924,037			$ 1,661,448
Other liabilities	60,628			54,429
Total liabilities	$ 8,172,634			$ 7,876,304
Shareholders' equity	$ 1,556,845			$ 1,444,847
Total liabilities and shareholders' equity	$ 9,729,479			$ 9,321,151

Net Interest Income & Margin		$ 80,087	3.78%		$ 79,509	3.95%

Net Interest Income & Margin
(tax equivalent)		$ 80,937	3.82%		$ 80,238	3.99%
(H) The Company's total cost of funds, including non-interest bearing deposits was 0.47% and 0.66% for the three months ended December 31, 2011 and December 31, 2010, respectively.

Prosperity Bancshares, Inc.® Supplemental Financial Data (Unaudited) (Dollars in thousands)
	Twelve Months Ended December 31, 2011			Twelve Months Ended December 31, 2010
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 3,648,701	$ 214,273	5.87%	$ 3,394,502	$ 209,711	6.18%
Investment securities	4,625,833	157,580	3.41%	4,508,918	174,707	3.87%
Federal funds sold and other
earning assets	26,879	55	0.20%	48,944	119	0.24%
Total interest earning assets	8,301,413	$ 371,908	4.48%	7,952,364	$ 384,537	4.84%
Allowance for credit losses	(51,871)			(52,151)
Non-interest earning assets	1,379,342			1,378,167
Total assets	$ 9,628,884			$ 9,278,380

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,393,501	$ 7,416	0.53%	$ 1,336,400	$ 8,994	0.67%
Savings and money market deposits	2,421,735	11,836	0.49%	2,189,695	15,159	0.69%
Certificates and other time deposits	2,135,858	21,723	1.02%	2,438,968	37,356	1.53%
Securities sold under repurchase agreements	68,049	369	0.54%	81,623	595	0.73%
Federal funds purchased and other borrowings	152,716	912	0.60%	109,260	1,035	0.95%
Junior subordinated debentures	86,557	2,984	3.45%	92,265	3,250	3.52%
Total interest bearing liabilities	6,258,416	$ 45,240	0.72%(I)	6,248,211	$ 66,389	1.06%(I)
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,800,102			1,567,676
Other liabilities	56,617			56,334
Total liabilities	8,115,135			7,872,221
Shareholders' equity	1,513,749			1,406,159
Total liabilities and shareholders' equity	$ 9,628,884			$ 9,278,380

Net Interest Income & Margin		$ 326,668	3.94%		$ 318,148	4.00%

Net Interest Income & Margin
(tax equivalent)		$ 330,282	3.98%		$ 321,049	4.04%
(I) The Company's total cost of funds, including non-interest bearing deposits was 0.56% and 0.85% for the years ended December 31, 2011 and December 31, 2010, respectively.

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data
(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity's management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity's financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity's business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

	Three months ended
Return on average tangible common equity:	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$ 36,406	$ 36,373	$ 35,092	$ 33,878	$ 32,798
Average shareholders' equity	1,556,845	1,529,718	1,499,385	1,469,048	1,444,847
Less: Average goodwill and other intangible assets	(946,427)	(948,351)	(950,265)	(952,123)	(953,509)
Average tangible shareholders' equity	$ 610,418	$ 581,367	$ 549,120	$ 516,925	$ 491,338
Return on average tangible common equity:	23.86%	25.03%	25.56%	26.22%	26.70%

Tangible book value per share:
Shareholders' equity	$1,567,265	$1,541,339	$ 1,511,648	$1,480,498	$1,452,339
Less: Goodwill and other intangible assets	(945,533)	(947,411)	(949,336)	(951,279)	(953,034)
Tangible shareholders' equity	$ 621,732	$ 593,928	$ 562,312	$ 529,219	$ 499,305

Period end shares outstanding	46,910	46,893	46,888	46,782	46,684
Tangible book value per share:	$ 13.25	$ 12.67	$ 11.99	$ 11.31	$ 10.70

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 621,732	$ 593,928	$ 562,312	$ 529,219	$ 499,305

Total assets	$9,822,671	$9,567,087	$ 9,657,147	$9,722,947	$9,476,572
Less: Goodwill and other intangible assets	(945,533)	(947,411)	(949,336)	(951,279)	(953,034)
Tangible assets	$8,877,138	$ 8,619,676	$ 8,707,811	$8,771,668	$8,523,538

Tangible equity to tangible assets ratio:	7.00%	6.89%	6.46%	6.03%	5.86%

Prosperity Bancshares, Inc.® Notes to Selected Financial Data (Unaudited) (Dollars and share amounts in thousands, except per share data)
	Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010
Return on average tangible common equity:	(unaudited)	(unaudited)
Net income	$ 141,749	$ 127,708
Average shareholders' equity	1,513,749	1,406,159
Less: Average goodwill and other intangible assets	(949,273)	(940,080)
Average tangible shareholders' equity	$ 564,476	$ 466,079
Return on average tangible common equity:	25.11%	27.40%

Tangible book value per share:
Shareholders equity	$ 1,567,265	$ 1,452,339
Less: Goodwill and other intangible assets	(945,533)	(953,034)
Tangible shareholders' equity	$ 621,732	$ 499,305

Period end shares outstanding	46,910	46,684
Tangible book value per share:	$ 13.25	$ 10.70

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 621,732	$ 499,305

Total assets	$ 9,822,671	$ 9,476,572
Less: Goodwill and other intangible assets	(945,533)	(953,034)
Tangible assets	$ 8,877,138	$ 8,523,538

Tangible equity to tangible assets ratio:	7.00%	5.86%

CONTACT: Dan Rollins, Bank Plaza President and Chief Operating Officer, +1-281-269-7199, dan.rollins@prosperitybanktx.com